Exhibit 31.1

      CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
           PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of LMIC, Inc. for the period ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof, the undersigned, in the capacity and on the date indicated below, hereby each certify that:

      1.    I have reviewed this quarterly report on Form 10-QSB of LMIC, Inc.;

      2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

      3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report;

      4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

            a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

            b. Evaluated the effectiveness of the registrant's disclosure controls and procedures, and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures, as of September 30, 2003 (the "Evaluation Date"); and

            c. Disclosed in this quarterly report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting;

      5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and, if required by applicable law, the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

            a. All significant deficiencies in the design or operation of internal controls which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

            b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls.


Date: April 7, 2004                         /s/ Luis P. Negrete
                                            ------------------------------------
                                            Luis P. Negrete
                                            Chief Executive Officer &
                                            Chief Financial Officer